POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ken Kannappan, Pamela Strayer and Richard Pickard, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Kannappan __ (Ken Kannappan)	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2015

/s/ Pamela Strayer (Pamela Strayer)	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 5, 2015

/s/ Marv Tseu (Marv Tseu)	Chairman of the Board and Director	November 5, 2015

/s/ Brian Dexheimer (Brian Dexheimer)	Director	November 5, 2015

/s/ Robert Hagerty (Robert Hagerty)	Director	November 5, 2015

/s/ Gregg Hammann (Gregg Hammann)	Director	November 5, 2015

/s/ John Hart (John Hart)	Director	November 5, 2015

/s/ Maria Martinez (Maria Martinez)	Director	November 5, 2015

/s/ Marshall Mohr (Marshall Mohr)	Director	November 5, 2015